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                                                                   EXHIBIT 99.3


                                  EXHIBIT B-2

                    CONFIDENTIALITY AND NONCOMPETE AGREEMENT


         American Business Information, Inc., a Delaware corporation, (the "Company") and AO Capital Corp. agree as follows:

         1. In consideration of the Company entering into the Stock Purchase Agreement dated of even date hereto by and among the Company, Robert Cunniffe, Sheldon Zaslansky and AO Capital Corp. (the "Stock Purchase Agreement"), AO Capital Corp. hereby agrees to adhere to the following terms and conditions:

         AO Capital Corp. expressly covenants and agrees that at no time for a period of five years after the date of this Agreement will AO Capital Corp. or any of its subsidiaries or affiliates (collectively, "AO Capital") for themselves or on behalf of any other person, partnership, firm, association or corporation in any territory in which the Company presently has an active business or gives written notice to AO Capital that it has established an active business (1) open or operate a business which would be a competitor of the business being acquired by the Company pursuant to the Stock Purchase Agreement (the "Business"), (2) act as an employee, agent, advisor or consultant of any then existing competitor of the Business in a manner relevant to competition with the Business, (3) solicit or accept business relating to competition with the Business from any of the Company's competitors in a manner relevant to competition with the Business, unless authorized by the Company, (4) divert any business from the Company by influencing or attempting to influence any present customers or the Company or (5) attempt to attract any supplier away from the Company or use its information regarding the Company's suppliers in any way which would detrimentally affect the Company.

         2. By signing this agreement, AO Capital expressly acknowledges that the territorial limitations, duration and scope of this agreement are fair and reasonable.

         3. AO Capital hereby covenants and agrees that until [March ], 2000, it shall not disclose any Confidential Information (as hereinafter defined) and (i) shall not permit any third party access to the Confidential Information and (ii) shall use the same degree of care to protect the Confidential Information as the Company uses to protect its confidential information. The foregoing confidentiality obligation shall not apply to information that (i) is or becomes part of the public domain other than as a result of a breach of this Agreement, or (ii) is required to be disclosed by law or regulation or pursuant to an order by any court or tribunal of competent jurisdiction. "Confidential Information" shall be defined as customer lists, trade secrets, business plans, financial reports and any other information, in each case relating to the Business, which was in the possession of AO Capital on the Closing Date (as defined in the Stock Purchase Agreement) and would be detrimental to the Company if disclosed to competitors or to any other third party.

         4. AO Capital further agrees that the Company shall be entitled to maintain proceedings in any court of competent jurisdiction, either at law or in equity, for any breach of this agreement by AO Capital to enforce the specific performance of this agreement and/or to obtain damages for any breach thereof, and without regard to any or all remedies sought by the Company.
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         5.      This agreement supersedes any prior agreement between AO
Capital and the Company pertaining to the subject hereof. In the event that any portion of this agreement is declared invalid or illegal by final judgment of any court of competent jurisdiction, the remainder of this agreement shall remain in full force and effect, notwithstanding the invalidity or illegality of the other portion.

         6. This agreement shall be governed by the laws of the State of Nebraska.

         7. This agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original, and all of which shall constitute one in the same agreement.



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         IN WITNESS WHEREOF, the parties have caused this agreement to be
executed as of the      day of [March], 1998.


                                        AMERICAN BUSINESS INFORMATION,
                                        INC., a Delaware corporation



                                        By
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                                        Printed Name
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                                        Its
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                                        AO CAPITAL CORP.


                                        By
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                                        Printed Name
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                                        Its
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